Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Granite Ridge Resources Inc.’s Current Report on Form 8-K of our report dated March 30, 2022, relating to the audit of the financial statements of Executive Network Partnering Corp. which report appears in the Prospectus, which is part of the Registration Statement of Granite Ridge Resources, Inc. on Form S-4 (File No. 333-264986).

/s/ WithumSmith+Brown, PC

New York, New York

October 28, 2022